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                                                                    EXHIBIT 10.4
                                                                    ------------
                                                                    CONFIDENTIAL

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is entered into as of and is effective as of October 8, 1998, between ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation (the "Corporation" or "Advanced Lighting"), and WAYNE
R. HELLMAN ("Hellman").
                                   WITNESSETH:

         WHEREAS, Hellman and Advanced Lighting entered into an Employment Agreement dated October 6, 1995 (the "Original Employment Agreement");

         WHEREAS, since the date of the Original Employment Agreement, Hellman has served as the Chief Executive Officer, Chairman of the Board and President of Advanced Lighting;

         WHEREAS, the Board of Directors, in recognition of the importance of Hellman's continued and undistracted leadership to the future of the Corporation, has authorized a loan to Hellman in the amount of $9,000,000, which requires that Hellman extend the terms of the Original Employment Agreement for an additional five (5) year term;

         WHEREAS, in connection with the ADLT Loan, Advanced Lighting and Hellman desire to enter into this Amended and Restated Employment Agreement to ensure Advanced Lighting of the services of Hellman as Chief Executive Officer, Chairman of the Board and President, and to set forth the rights and duties of the parties hereto.


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         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

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1.       EMPLOYMENT.
         (a) Advanced Lighting hereby employs Hellman, and Hellman hereby accepts employment, upon the terms and conditions hereinafter set forth.
         (b) During the term of this Employment Agreement, (for purposes hereof, all references to the term of this Employment Agreement shall be deemed to include all renewals or extensions hereof, if any), Hellman shall devote his full-time and best efforts to his employment and shall perform diligently such duties as are, or may be, required by the board of directors of Advanced Lighting (the "Board") within the bounds of reasonableness and acceptable business standards and ethics.
         (c) During the term of this Employment Agreement, Hellman shall not, without the prior written consent of the Board, directly or indirectly, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, other than in the performance of duties naturally inherent in the businesses of Advanced Lighting or any subsidiary of Advanced Lighting.

2.       TERM AND POSITION.
         (a) Subject to the termination provisions contained herein, the term of this Employment Agreement shall commence as of January 1, 1996 and shall continue for a term of eight (8) years from such date.

         (b) Hellman shall serve as President and Chief Executive Officer of Advanced Lighting, and in such substitute or further offices or positions with Advanced Lighting as shall be assigned by the Board, without, however, any change in Hellman's compensation

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                  (but such substitute or further offices or positions shall be consistent with the office and position of President and Chief Executive Officer).

3.       COMPENSATION.
         (a) Subject to the provisions of this Employment Agreement, for all services which Hellman may render to Advanced Lighting during the term of this Employment Agreement and ending on the last day of Advanced Lighting's fiscal year during which the term of this Employment Agreement began, Hellman shall receive a salary at the rate of One Hundred Ninety-Five Thousand Dollars ($195,000.00) per annum, payable in equal, consecutive biweekly installments.

         (b) Provided that Hellman has satisfactorily performed his services under this Employment Agreement, Hellman shall be entitled to salary increases from time to time as determined by the Compensation Committee of Advanced Lighting.

         (c) Provided that Hellman has satisfactorily performed his services under this Employment Agreement, Hellman shall be entitled to annual bonuses from time to time as determined by the Compensation Committee of Advanced Lighting.

4.       OTHER BENEFITS.

         During the term of this Employment Agreement, Hellman shall be entitled to such vacation privileges, medical reimbursement and hospitalization benefits, split dollar insurance and such other employment benefits Hellman currently receives from the Company or any of its affiliates from time to time.

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5.       TERMINATION AND FURTHER COMPENSATION.

(a) The employment of Hellman under this Employment Agreement, for the term thereof, may be terminated by Advanced Lighting for cause at any time by action of the Board. For purposes hereof, the term "cause" shall mean:

                    (i) Hellman's fraud, dishonesty, willful misconduct, moral turpitude or gross negligence in the performance of his duties hereunder; or

                    (ii) Hellman's material breach of any provision of this Employment Agreement.

Any termination by reason of the foregoing shall not be in limitation of any other right or remedy Advanced Lighting may have under this Employment Agreement or otherwise.

         (b) In the event of (i) termination of this Employment Agreement for any of the reasons set forth in Subparagraph (a) of this Paragraph 5, Hellman shall be entitled to no further salary, bonus or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination.

         (c) In the event of Hellman's death or permanent disability (as defined herein below) occurring during the term of this Employment Agreement, this Employment Agreement shall be deemed terminated and Hellman or his estate, as the case may be, shall be entitled to no further salary or other compensation provided for herein except as to that portion of any unpaid salary accrued or earned by Hellman hereunder up to and including the date of death or disability, and any benefits under any insurance policies or other plans.

         (d) Permanent disability means the inability of Hellman to perform satisfactorily his usual or customary occupation for a period of one hundred twenty (120) days in the

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                    aggregate out of one hundred fifty (150) consecutive days as a result of a physical or mental illness or other disability, which, in the written opinion of a physician resident in Ohio of recognized ability and reputation selected by Advanced Lighting, is likely to continue for a significant period of time.

6.       RENEWAL.

         Not later than six (6) months prior to the termination of this Agreement, Advanced Lighting shall be entitled to notify Hellman whether it desires to renew this Employment Agreement with Hellman for an additional period of three (3) years, which notice, if given, shall contain the compensation and other benefits proposed to be paid and provided to Hellman by Advanced Lighting. For a period of thirty (30) days after receipt of such notice, Hellman shall have the option to accept such offer of renewal or, in the alternative, shall be entitled to consult with Advanced Lighting with respect to different compensation and/or benefits to be paid and provided to Hellman by Advanced Lighting during said renewal period of employment. If at the end of said thirty
(30) day period Hellman and Advanced Lighting are unable to agree, then this Employment Agreement shall not be renewed at the end of the term thereof, unless otherwise agreed to by the parties. In the event, however, that Advanced Lighting does not timely notify Hellman of its desire to renew this Employment Agreement, then this Employment Agreement shall not be renewed at the end of the term thereof, unless otherwise agreed upon by the parties.

 7.       REIMBURSEMENT.

         Advanced Lighting shall reimburse Hellman during the term of this Employment Agreement for travel, entertainment and other expenses reasonably and necessarily incurred by Hellman in the promotion of Advanced Lighting's business.

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 8.       COVENANTS REGARDING NONCOMPETITION AND CONFIDENTIAL INFORMATION.

          (a) Hellman agrees during the term of this Employment Agreement and for a period of two (2) years thereafter he will not, directly or indirectly, do or suffer any of the following:

                    (i) Own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with any business of the type and character of or in competition with the business carried on by Advanced Lighting (as conducted on the date Hellman ceases to be employed by Advanced Lighting in any capacity) or its affiliates; provided, however, that the ownership of not more than one percent (1%) of the stock of any publicly traded corporation shall not be deemed a violation of this covenant;

                    (ii) Employ, assist in employing, or otherwise associate in business with any present or former or future employee, officer or agent of Advanced Lighting or its affiliates;

                    (iii) Induce any person who is an employee, officer or agent of Advanced Lighting or its affiliates to terminate said relationship;

                    (iv) Disclose, divulge, discuss, copy or otherwise use or suffer to be used in any manner, in competition with, or contrary to the interests of Advanced Lighting or its affiliates, the customer lists, manufacturing methods, product research or engineering data or other trade secrets of Advanced Lighting or its affiliates, it being acknowledged by Hellman that all such information regarding the business of Advanced Lighting or its affiliates developed,

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                       compiled or obtained by, or furnished to, Hellman while
                       Hellman shall have been employed by or associated with Advanced Lighting or its affiliates is confidential information and Advanced Lighting's or its affiliates' exclusive property.

          (b) Hellman expressly agrees and understands that the remedy at law for any breach by him of this Paragraph 8 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that upon adequate proof of Hellman's violation of any legally enforceable provision of this Paragraph 8, Advanced Lighting shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Paragraph 8 shall be deemed to limit Advanced Lighting's remedies at law or in equity for any breach by Hellman of any of the provisions of this Paragraph 8 which may be pursued or availed of by Advanced Lighting.

          (c) In the event Hellman shall violate any legally enforceable provision of this Paragraph 8 as to which there is a specific time period during which he is prohibited from taking certain actions or from engaging in certain activities as set forth in such provision then, in such event, such violation shall toll the running of such time period from the date of such violation until such violation shall cease.

9.       SEVERABLE PROVISIONS.



            The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the

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remaining provisions and any partially unenforceable provision to the extent enforceable in any jurisdiction shall, nevertheless, be binding and enforceable.

 10.      BINDING AGREEMENT.

         The rights and obligations of Advanced Lighting under this Employment Agreement shall inure to the benefit of, and shall be binding upon, Advanced Lighting and its successors and assigns, and the rights and obligations of Hellman under this Employment Agreement shall inure to the benefit of, and shall be binding upon, Hellman and his heirs, personal representatives and estate except as otherwise provided herein.

 11.      ARBITRATION.

         Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then pertaining in the City of Cleveland, Ohio, and judgment upon the award rendered by the Arbitrator or Arbitrators may be entered in any court having jurisdiction thereof. The Arbitrator or Arbitrators shall be deemed to possess the powers to issue mandatory orders and restraining orders in connection with such arbitration; provided, however, that nothing in this Paragraph 11 shall be construed so as to deny Advanced Lighting the right and power to seek and obtain injunctive relief in a court of equity for any breach or threatened breach of Hellman of any of his covenants contained in Subparagraph (a) of Paragraph 8 hereof.

 12.      NOTICES.


         Any Notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mails, postage prepaid, registered or certified, return receipt requested, and if mailed to Advanced Lighting, shall be addressed to its principal place of business, Attention:
Louis S. Fisi, and if mailed

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to Hellman, shall be addressed to Hellman at his home address last known on the records of Advanced Lighting, or at such other address or addresses as either Advanced Lighting or Hellman may hereafter designate in writing to the other.

13.      WAIVER.

         The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, nor prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

 13.      ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the parties hereto and supersedes all prior agreements and understandings between the parties. This Agreement may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same it is sought to be enforced.

15.      GOVERNING LAW.

         This Employment Agreement shall be governed by and construed according to the laws of the State of Ohio.

 14.      BOARD APPROVAL.

         Notwithstanding any provision of this Employment Agreement to the contrary, this Employment Agreement shall not become effective for any purpose unless and until shall have been approved by the Board at a meeting duly held or by the Directors' unanimous written consent in lieu of such meeting, which action shall be considered by the Board within ninety (90) days hereof.

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 15.      CAPTIONS AND PARAGRAPH HEADINGS.

         Captions and paragraph headings used herein are for convenience and are not a part of this Employment Agreement and shall not be used in construing it.

 16.      MISCELLANEOUS.

         Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine feminine and neuter shall be deemed to include each other.

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Employment Agreement on the day and year first set forth above.

ATTEST:                                    ADVANCED LIGHTING TECHNOLOGIES, INC.



 /S/ Nicholas R. Sucic                     By:   /S/ Louis S. Fisi
-----------------------------                 --------------------------------
Name:  Nicholas R. Sucic                   Name:    Louis S. Fisi
                                                -------------------------------
/s/ Rick Barone                            Its: Executive Vice President
-----------------------------                  ---------------------------------
Name:  Rick Barone

ATTEST:

 /s/ Nicholas R. Sucic                       By: /s/ Wayne R. Hellman
-----------------------------                  --------------------------------
Name: Nicholas R. Sucic                           Wayne  R.  Hellman

 /s/ Rick Barone
----------------------------
Name: Rick Barone

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